SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2005

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE (State or Other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)

280 Park Avenue, New York, NY (Address of Principal Executive Offices)	10017 (Zip Code)
(212) 922-1640
(Registrant’s telephone number, including area code)
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On August 21, 2005, Dover Corporation, through its subsidiary, Dover Electronics, Inc., entered into a definitive agreement with Key Acquisition L.L.C. to purchase all the outstanding shares of Knowles Electronics Holding Inc. for $750 million in cash. Under the terms of the agreement, all outstanding debt of the acquired company will be satisfied out of the cash proceeds being paid. Completion of the transaction is subject to regulatory approval.

Item 7.01	Regulation FD Disclosure.
The information in this Item 7.01, including the exhibit referred to herein, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be incorporated by reference into any of Dover Corporation’s filings with the SEC under the Securities Act of 1933.
On August 22, 2005, Dover Corporation issued a press release announcing its agreement to purchase all the outstanding shares of Knowles Electronics Holdings Inc. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:
(99.1)	Press release of Dover Corporation, dated August 22, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2005	DOVER CORPORATION (Registrant)

	By:	/s/ Robert G. Kuhbach

Robert G. Kuhbach Vice President, Finance, Chief Financial Officer & Treasurer
EXHIBIT INDEX

Number	Exhibit

99.1	Press release of Dover Corporation, dated August 22, 2005